UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Waste Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Oakland Hills Court, Fairfield, CA 94534

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Waste Energy Corp. (the “Company”) originally filed with the Securities and Exchange Commission on May 21, 2026 (the “Original Report”) regarding the resignation of Integrität Audit, Accounting & Advisory, LLC (“Integrität”) as the Company’s independent registered public accounting firm. This Amendment is being filed to (i) file as Exhibit 16.1 the letter of Integrität dated May 22, 2026 and (ii) provide supplemental disclosure regarding certain statements contained in Integrität’s correspondence. Except as expressly set forth herein, this Amendment does not amend, update, or change any other items or disclosures contained in the Original Report.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Background

The Company respectfully disagrees with certain characterizations contained in Integrität’s correspondence. Integrität expressed concerns regarding the sufficiency of the legal confirmations and related legal analyses provided in connection with a previously disclosed litigation matter initiated in Arizona in 2024 (the “AZ Litigation”) and proposed additional independent legal review procedures. The Company and the Audit Committee disagreed with Integrität’s assessment and believed the legal confirmations and supplemental legal analyses already provided were thorough, responsive, and sufficient for purposes of evaluating the Company’s accounting treatment and disclosure obligations.

Continuity of the Underlying Matter and the Auditor Relationship

The AZ Litigation matter is not new to Integrität. Integrität served as the Company’s certifying accountant for the FY2023 and FY2024 annual audits and related interim reviews prior to its engagement for the FY2025 audit, a relationship spanning approximately three years. The AZ Litigation matter was fully disclosed in the Company’s FY2024 financial statements audited by Integrität, and Integrität issued its consent on the FY2024 filing with full knowledge of the matter.

The Disagreement

Integrität characterized the issue as involving “documented reliability concerns regarding counsel’s representations” and proposed a three-part remediation plan, including review of the court docket, audit-team review of docket items, and engagement of independent legal counsel. The Company disagreed with Integrität’s assessment because counsel had already provided multiple supplemental responses; the complete court file had been produced and delivered on May 11, 2026, providing more than enough time for Integrität to have reviewed the file before sending its plan to the Company on May 19, 2026; litigation counsel remained available; securities counsel had been made directly available; the Company had tendered proposed enhanced disclosure language under ASC 450-20-50-3 and 50-4 for the Commitments and Contingencies note in the Form 10-K, which Integrität did not identify as deficient; and Integrität did not identify any specific accounting adjustment, disclosure revision, restatement, or financial statement correction that management was requested to make and refused to make.

As reflected in Integrität’s May 19, 2026 correspondence, Integrität acknowledged having received multiple expanded legal analyses that addressed potential processes, the complete litigation file (May 11, 2026) and court docket materials, direct access to litigation counsel and securities counsel (no call was requested with securities counsel), and one conference with litigation counsel on May 14, 2026. Following the May 14, 2026 call and subsequent email follow-up, Integrität concluded that the matters identified “may not have a material impact on the financial statements,” “may not pose a risk of significant monetary loss,” and may involve the “reclassification or redirection of existing related-party liabilities” rather than the creation of a new obligation. Integrität further stated that it was unable to conclude “that any impact would be material to the Company’s financial statements.”

The Company further notes that, in its May 9, 2026 correspondence, Integrität expressly committed that “if the additional information confirms the Company’s position and Integritat determines that the proposed disclosure, audit evidence, management representations, and independent legal input are sufficient, Integritat will proceed toward completion of the audit.” The Company subsequently provided the additional information requested, including the complete litigation file, supplemental written legal analyses, direct access to litigation counsel and securities counsel, and proposed enhanced ASC 450-20 disclosure language. Integrität’s May 19, 2026 correspondence acknowledged immateriality, as set forth above. Notwithstanding that acknowledgment and Integrität’s prior commitment, Integrität did not proceed toward completion and instead resigned.

While Integrität’s May 19, 2026 correspondence characterized its remediation plan as a professionally required response to “documented reliability concerns” regarding counsel’s representations, Integrität pursued this remediation plan even after two of the three proposed points had already been satisfied. In its May 12, 2026 letter, the Company offered, as part of a proposed framework for orderly completion of the engagement, to resolve the outside legal consultation fees referenced in Integrität’s correspondence. Ultimately no further substantive call with securities counsel was requested, and Integrität resigned without documenting the specific reliability concerns regarding counsel’s representations that its remediation plan had been designed to address. Integrität’s correspondence does not identify any representation by counsel that was inaccurate, incomplete, or contradicted by the litigation record.

The Company further notes that Integrität accepted the AS 2505 audit response from the same counsel of record, Mr. Hotchkiss, in connection with the FY2024 audit, and issued its consent on the FY2024 filing with full knowledge of the AZ Litigation matter. Integrität’s May 19, 2026 correspondence does not identify any change in counsel’s representations, qualifications, or conduct between the FY2024 audit and the FY2025 audit that would account for the characterization of counsel’s representations as raising “documented reliability concerns” in the current cycle.

Procedural Framework Under PCAOB AS 2505

PCAOB AS 2505, Inquiry of a Client’s Lawyer Concerning Litigation, Claims, and Assessments, establishes that a letter of audit inquiry to the client’s outside legal counsel is the auditor’s primary means of obtaining corroboration regarding litigation, claims, and assessments. The standard contemplates that such inquiries may be supplemented through written responses, supplemental opinions, and conferences with counsel for more detailed discussion. The standard’s reference to “the client’s lawyer” extends to outside legal counsel engaged in connection with the matter, including both litigation counsel and securities counsel where disclosure considerations are implicated. The standard further recognizes that a lawyer may appropriately limit a response to matters to which the lawyer has given substantive attention and that a lawyer may be unable to provide a quantified estimate of outcome or loss because of inherent uncertainties in the litigation process. The standard expressly distinguishes between a lawyer’s refusal to respond, which would constitute a scope limitation, and an inability to form a conclusion with respect to matters of judgment, which does not.

The procedural record in the FY2025 audit reflects the framework contemplated by AS 2505. The Company’s outside litigation counsel, Mr. Hotchkiss, provided a written audit response on May 1, 2026 in the form contemplated by AS 2505; a written legal-exposure opinion on May 8, 2026 analyzing the September 17, 2025 judgments entered against non-WEC parties and concluding that those judgments did not increase the Company’s exposure in the AZ Litigation; the complete court file on May 11, 2026; and a conference with the engagement team on May 14, 2026. Mr. Hotchkiss remained available for further inquiry throughout the engagement, and neither Mr. Hotchkiss nor management declined any specific inquiry directed to him.

In addition, on April 7, 2026, the Company executed and delivered to Integrität a formal audit confirmation letter in the form contemplated by AS 2505 with respect to the Company’s outside securities counsel, Mr. Jackson Morris, who previously served as a staff attorney at the Securities and Exchange Commission. The April 7, 2026 confirmation letter (i) identified Mr. Morris as outside counsel engaged on behalf of the Company and its related party in matters covered by the audit, (ii) expressly covered matters involving the Company and Business Instincts Group, Inc., (iii) consented to Mr. Morris furnishing information directly to Integrität, (iv) directed Mr. Morris to respond to Integrität’s confirmations email address, and (v) standing-authorized Mr. Morris to respond to follow-up update requests made directly by Integrität in connection with the audit. From April 7, 2026 through Integrität’s resignation on May 19, 2026 — a period of approximately six weeks during which Integrität had unrestricted standing authorization to direct AS 2505 inquiries to Mr. Morris on the AZ Litigation and related disclosure matters — Integrität did not direct any inquiry to Mr. Morris, did not request any conference or call with Mr. Morris, and did not seek any clarification from Mr. Morris concerning any aspect of the Company’s proposed SEC disclosure of the AZ Litigation matter.

AS 2505 paragraph .06 provides that “an auditor ordinarily does not possess legal skills and, therefore, cannot make legal judgments concerning information coming to his attention.” Notwithstanding the substantive procedural record set forth above, Integrität’s correspondence does not identify any specific legal conclusion in Mr. Hotchkiss’s written responses, supplemental opinion, or conference testimony that Integrität contends was incorrect, incomplete, or contradicted by the underlying litigation record, nor does it identify any specific SEC disclosure conclusion that the Company’s securities counsel would have been positioned to address had Integrität directed an inquiry to him at any point during the approximately six weeks in which he was formally available under AS 2505 audit confirmation.

Conclusion

The procedural record reflects a pattern in which Integrität had at its disposal, throughout the FY2025 audit, each of the corroboration mechanisms contemplated by PCAOB AS 2505 — formal audit confirmation with both litigation counsel and securities counsel, written audit responses, a supplemental written legal-exposure opinion, the complete litigation file, a conference with litigation counsel, and standing authorization to direct further inquiries to either counsel at any time. Notwithstanding this access, and notwithstanding Integrität’s own May 9, 2026 commitment to proceed if the additional information confirmed the Company’s position and its May 19, 2026 acknowledgment that the matters identified may not have a material impact on the financial statements, Integrität resigned without identifying any specific deficiency in counsel’s legal or disclosure analysis, any specific accounting adjustment, reserve amount, disclosure revision, restatement, or financial statement correction that management was requested to make and refused to make, or any specific representation by counsel that was inaccurate, incomplete, or contradicted by the litigation record. Accordingly, the Company believes the disagreement concerned Integrität’s request for additional legal review procedures, rather than any identified material misstatement in the Company’s financial statements, reserve deficiency, disclosure omission, or other financial reporting error.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Integrität Audit, Accounting & Advisory, LLC dated May 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waste Energy Corp.

By:	/s/ Scott Gallagher
Scott Gallagher
Chief Executive Officer

Date: May 27, 2026